Exhibit 99.1

Baxalta Incorporated One Baxter Parkway Deerfield, IL 60015-4625 USA http://www.baxalta.com

Baxalta Announces Pricing of $5 Billion Private Placement Notes Offering

DEERFIELD, Ill., June 19, 2015 — Baxalta Incorporated, a wholly-owned subsidiary of Baxter International Inc. (NYSE: BAX), announced today that it has priced a private placement offering of $375,000,000 of 2.000% senior notes due 2018 (the “2018 Notes”), $1,000,000,000 of 2.875% senior notes due 2020 (the “2020 Notes”), $500,000,000 of 3.600% senior notes due 2022 (the “2022 Notes”), $1,750,000,000 of 4.000% senior notes due 2025 (the “2025 Notes”), $1,000,000,000 of 5.250% senior notes due 2045 (the “2045 Notes”), and $375,000,000 of floating rate senior notes due 2018 (the “Floating Rate Notes,” and, together with the 2018 Notes, the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2045 Notes, the “Notes”). The closing of the offering is expected to occur on June 23, 2015, subject to customary closing conditions.

Interest on the 2020 Notes, the 2022 Notes, the 2025 Notes and the 2045 Notes will be payable semi-annually on June 23 and December 23 of each year, beginning on December 23, 2015. Interest on the 2018 Notes will be payable semi-annually on June 22 and December 22 of each year, beginning on December 22, 2015. Interest on the Floating Rate Notes will be payable quarterly on March 22, June 22, September 22 and December 22 of each year, beginning on September 22, 2015. Each series of Notes initially will be fully and unconditionally guaranteed on a senior unsecured, unsubordinated basis by Baxter. Each of the Baxter guarantees will automatically terminate upon the distribution of more than 80% of the outstanding common stock of Baxalta to Baxter shareholders, which is expected to be completed on or about July 1, 2015. Baxalta intends to use the net proceeds from the sale of the Notes to make a cash distribution to Baxter of approximately $4 billion and for general corporate purposes, including to fund acquisitions. Baxter intends to use the proceeds it receives from Baxalta, in part, to fund its previously announced cash tender offers for certain of Baxter’s outstanding notes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Baxalta

Baxalta Incorporated, a wholly-owned subsidiary of Baxter International Inc. (NYSE: BAX), is a global biopharmaceutical company that develops, manufactures and commercializes therapies focused on hematology, oncology and immunology. Headquartered in Northern Illinois, Baxalta employs 16,000 employees worldwide and its Global Innovation and R&D Center is located in Cambridge, Massachusetts. Baxalta’s therapies are available in more than 100 countries and it has biological manufacturing operations across 12 facilities, including recombinant production and plasma fractionation.

Forward-Looking Statements

This release includes forward-looking statements concerning Baxalta’s expectations regarding completing the Notes offering. The statements are based on assumptions and many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: continued strength in the company’s financial position, including cash flows, the ability to successfully separate Baxter’s biopharmaceutical and medical products businesses on the terms or timeline currently contemplated, if at all, and achieve the intended results, and other risks identified in Baxter’s most recent filing on Form 10-K, Baxalta’s most recent filing on Form 10 and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxalta and Baxter do not undertake to update forward-looking statements.

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Baxalta Media Relations	Baxalta Investor Relations
Kellie Hotz	Mary Kay Ladone
(224) 948-5353	(224) 948-3371

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